SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 15, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410
The Woodlands, TX 77380
_____________________________________________
(Address of principal executive offices) (Zip Code)

(713) 554-4491
__________________
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, at the annual meeting of the shareholders of Blacksands Petroleum Inc. (“Blacksands”) (“Annual Meeting”), shareholders of Blacksands approved the 2008 Company Stock Option Plan (the “2008 Plan”).  A description of the 2008 Plan and a copy of the 2008 Plan are included in the proxy statement for the year end October 31, 2009 filed with the United States Securities and Exchange Commission on Schedule 14A.  Subsequent to the annual meeting, the board of directors of Blacksands approved the following option grants pursuant to the 2008 Plan to officers and directors of Blacksands and to one consultant of Blacksands (Keith Baker):

Options Grant all at US$1.00:

	Vested	Vest 7/31/10	Vest 10/31/10	Vest 1/31/11
Bruno Mosimann (200,000)	125,000	25,000	25,000	25,000
Rick Wilson (200,000)	125,000	25,000	25,000	25,000
Mark Holcombe (400,000)	250,000	50,000	50,000	50,000

	Vested	Vest 6/1/11	Vest 6/1/12	Vest 6/1/13
David Demarco (1,000,000)	0	300,000	300,000	400,000
Eric Urban (600,000)	0	150,000	200,000	250,000
Keith Baker (500,000)	0	125,000	150,000	225,000

Item 8.01  Other Events

All previous directors of Blacksands were re-elected until the next annual meeting of shareholders at the Annual Meeting. The board of directors subsequently re-elected David DeMarco as President and Chief Executive Officer and Mark Holcombe as Acting Chief Financial Officer.  The audit committee consists of Bruno Mosimann, the compensation committee consists of Mark Holcombe and David DeMarco and the corporate governance committee consists of Mark Holcombe and David DeMarco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: June 16, 2010	By:	/s/Mark Holcombe
	Name:	Mark Holcombe
	Title:	Acting Chief Financial Officer